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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

               Date of earliest event reported - November 10, 1995

                             ATC Environmental Inc.
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             (Exact name of registrant as specified in its charter)

Delaware                        1-10583                    46-0399408
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(State or other                 (Commission             (IRS Employer
jurisdiction                    File Number)         Identification No.)
of incorporation)


104 East 25th Street
Tenth Floor
New York, New York                                              10010
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(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number,
including area code:                                    (212) 353-8280
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     ATC Environmental Inc. ("ATC") announced that it purchased certain, assets and assumed certain liabilities of Kaselaan & D'Angelo Associates, Inc., Hill Environmental, Inc. (formerly the environmental division of Gibbs & Hill, Inc.) and Particle Diagnostics, Inc., wholly owned subsidiaries of Hill International, Inc. The businesses had unaudited revenues of $12,600,000 for the calendar year ended December 31, 1994, and $9,300,000 for the nine month period ended September 30, 1995.

     The acquisition will be accounted for as a purchase. The assets acquired by ATC consist of intangible assets including customer contract rights, customer lists, order backlog, customer records, and certain tangible assets consisting of work in process, deposits, and property including laboratory, field, and office equipment, supplies, and general records. ATC additionally entered into non-competition agreements with the former owner. Total consideration paid to the seller for the assets and non-competition covenants is approximately $3,582,500. This includes approximately $2,500,000 cash downpayment, approximately $1,000,000 payment commitment, and $62,500 in compensation for non-compete agreements. The cash consideration paid by ATC was paid from funds received from ATC's recently completed public offering. The consideration paid was based upon arms-length negotiations between the parties and was in part based upon pro-forma anticipated earnings and discounted cash flow analysis as well as the estimated fair value of the assets being acquired. Prior to the completion of the transactions described herein, there existed no material relationship between the Seller and ATC and its affiliates.

     K&D and Hill Environmental provide environmental consulting and engineering services, including asbestos management, industrial hygiene and indoor air quality consulting, environmental auditing and permitting, environmental regulatory compliance, water and wastewater engineering, solid waste and landfill management, hazardous waste management and analytical laboratory services.

     As a result of expense reductions and economics of scale, this acquisition will be accretive to earnings. Based on the analysis of the purchased assets and the client base ATC expects to retain a significant portion of their revenue base as a result of this transaction, although no assurances can be given in this regard.

     Hill Environmental had one office location in New York City, and K&D operated three locations in Boston, New York City, and Willingboro, New Jersey. The Boston and New York City offices will be consolidated into ATC's existing locations. Hill International, Inc. provided innovative construction claims consulting and project management services to the engineering and construction industry worldwide.


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     Item 7.        Exhibits and Financial Statements

     (a)-(b) The required pro forma information and audited financial statements will be filed within sixty days of the due dated of this Form 8-K.

     (c)  Exhibits

     10.1 Asset Purchase Agreement between ATC Environmental Inc., a Delaware corporation, and Hill International Inc., a Delaware corporation, executed on November 10, 1995.*

     10.2 Six-Month Promissory Note executed and delivered by ATC Environmental Inc. on November 10, 1995, payable to Hill International, Inc. in the amount of $300,000.*

     10.3 Irrevocable Letter of Credit executed by Atlantic Bank of New York on November 8, 1995, and delivered by ATC Environmental Inc. on November 10, 1995, payable on or after May 1, 1996, to Hill International, Inc. in the amount of $730,625.00.*

     10.4 Bill of Sale delivered on November 10, 1995, conveying assets referenced in asset purchase agreement from Hill International, Inc. to ATC Environmental Inc.*

     10.5 Non-Competition Agreement of Irvin E. Richter to ATC Environmental Inc. delivered on November 10, 1995.*

     10.6 Non-competition Agreement of David L. Richter to ATC Environmental Inc. delivered on November 10, 1995.*

     10.7 Stock Option for 25,000 shares of unregistered, restricted stock granted by ATC Environmental Inc. to Irvin E. Richter on November 10, 1995, as consideration for the Irvin E. Richter Non-Competition Agreement.*

     10.8 Stock Option for 25,000 shares of unregistered, restricted stock granted by ATC Environmental Inc. to David L. Richter on November 10, 1995, as consideration for the David L. Richter Non-Competition Agreement.*

         *The material agreements entered into in connection with the acquisition described in Item 2 will be filed by amendment when the pro forma financial information and audited financial statements required by Item 7 are filed.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ATC Environmental Inc.
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                                              (Registrant)

Dated:  November 16, 1995           By: /s/ Richard L. Pruitt
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                                         Richard L. Pruitt, Vice President
                                         and Principal Accounting Officer









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